Exhibit 10.35




                              AGREEMENT OF SUBLEASE


                                     Between


                    AUSTIN NICHOLS & COMPANY, INC., Sublessor


                                       And

                      GP STRATEGIES CORPORATION, Sublessee




         Sublet Premises: Portion of 4th Floor at 777 Westchester Avenue
                             White Plains, New York


                             Dated December __, 2002

                                    SUBLEASE

         THIS SUBLEASE (this "Sublease") is made as of the _____ day of _______________, 2002, by and between AUSTIN NICHOLS & COMPANY, INC., a New York corporation, having an address at 777 Westchester Avenue, Westchester, New York, 10604 ("Sublessor") and GP STRATEGIES CORPORATION, a Delaware corporation, having an address at 9 West 57th Street, Suite 4170, New York, New York, 10019 ("Sublessee").

                                Background Facts

         A. By Lease Agreement dated as of September 21, 2001 (the "Original Lease"), as modified by that certain First Amended Agreement dated as of February, 2002 (the "First Amendment"), both by and between Eastridge Properties I Corporation, a New York corporation ("Overlandlord") and Sublessor (with the Original Lease, including all exhibits and schedules thereto, as modified by that certain First Amendment, and as may also hereafter be amended and supplemented from time to time in accordance with the terms hereof, being referred to hereinafter as the "Overlease"), Overlandlord leased to Sublessor certain space (the "Original Premises"), as more accurately described in the Overlease, within the building located at 777 Westchester Avenue, White Plains, New York (the "Building").

         B.  Sublessor  has  delivered  to  Sublessee,   and  Sublessee   hereby
acknowledges receipt of, a copy of the Overlease.

         C. Sublessee desires to now sublease from Sublessor a portion of the Original Premises within the Building consisting of a portion of the fourth
(4th) floor containing approximately 10,312 rentable square feet (the "Sublet Premises"), as more accurately described and set forth on Exhibit "A" attached to this Sublease, and to enter into this Sublease upon the terms, covenants and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:

                              Terms and Conditions

         1. Background Facts. The parties acknowledge that the above Background Facts are true and correct and are hereby made a part of this Sublease.

         2. Sublease Term. (a) Sublessor hereby subleases to Sublessee, and Sublessee hereby hires from Sublessor, during the "Sublease Term" (as defined below), the Sublet Premises upon the terms, covenants and conditions hereinafter contained, and subject and subordinate in all respects to the Overlease.

         Unless otherwise authorized by Sublessor, Sublessee may not occupy all or any part of the Sublet Premises prior to the date upon which the "Overlandlord Consent" (as defined below) is delivered.

         (b) The term of this Sublease (the "Sublease Term") shall commence on the earlier to occur of (i) the date Sublessee, or any party claiming by or through Sublessee, occupies all, or any part, of the Sublet Premises, or (ii) the date the Overlandlord Consent is obtained (with such earlier date being referred to as the "Sublease Commencement Date") and shall end on the date (the "Sublease Expiration Date") which shall be the earlier of (a) the end of the forty-eighth (48th) month following the date upon which the Sublease Commencement Date occurs, or (b) the earlier expiration or earlier termination or cancellation of the Overlease, or (c) the date upon which the Sublease Term may sooner expire or be cancelled or terminated pursuant to any of the terms, covenants or conditions of this Sublease or pursuant to law. Notwithstanding anything to the contrary which may be contained elsewhere in this Sublease, under no circumstances shall Sublessee have the right to renew or extend the Sublease Term or have any right or option to lease or sublease any additional space.

         3. Basic Rent/Additional Rent.

         (a) Sublessee covenants to pay an annual fixed rent (the "Basic Rent") equal to Two Hundred Sixteen Thousand Five Hundred Fifty-Two Dollars And No/100 ($216,552.00) ($18,046.00 per month) for and during the period commencing on the Sublease Commencement Date and continuing thereafter throughout the Sublease Term, which annual Basic Rent shall be payable by Sublessee to Sublessor in equal monthly installments, in advance, on the first day of each and every calendar month during the Sublease Term without notice, demand, offset, reduction or abatement (other than as expressly provided in Subsection (e) below), except that the first monthly installment of Basic Rent due shall be paid on the date that Sublessee executes this Sublease.

         (b) Sublessee also covenants to pay to Sublessor 31.0% of the "Taxes" payable under the Overlease during the Sublease Term and 31.0% of the "Cost of Operation" payments payable under the Overlease during the Sublease Term, all within the time period(s) set forth in this Sublease, except that for the purpose of calculating Sublessee's share of the payment for Taxes, Sublessee's "Tax Base Year" shall be deemed to be the fiscal tax year commencing July 1, 2002 and ending June 30, 2003. Sublessee's obligations with respect to these payments shall expressly survive the termination or expiration of this Sublease and, in no event, shall Sublessor's failure to timely insist or demand any such payment(s) in one or more instances ever act as a waiver of any such payment(s) obligation. Anything to the contrary notwithstanding, in the event the space demised under the Overlease shall be enlarged or reduced during the Sublease Term, there shall be an equitable recalculation of the Sublessee's percentage set forth in this Subsection 3(b) to reflect such change in the ratio between the area of the Sublet Premises and the area of the space demised under the Overlease from time to time.

         Sublessee shall pay the payments discussed in subsection (b) above within ten (10) days after the presentation of statements therefor by Sublessor to Sublessee (together with, if applicable, a copy of the corresponding statement from Overlandlord to Sublessor). Any failure or delay by Sublessor in billing any sum set forth in this Paragraph 3 shall not constitute a waiver of Sublessee's obligation to pay the same in accordance with the terms of this Sublease. In the event that Sublessor receives a refund (or credit against future payments) of any Taxes or Cost of Operations Payments made already by Sublessee pursuant to this Sublease which relate to the Sublease Term, Sublessor will promptly pay to Sublessee 31.0% of such portion of such applicable refund (or credit), which obligation shall expressly survive the termination or expiration of this Sublease.

         (c) All sums of money (except for Basic Rent) which shall become due from and payable by Sublessee hereunder shall be deemed "Additional Rent." All Basic Rent and Additional Rent shall be paid to Sublessor at its main office at 777 Westchester Avenue, White Plains, New York 10604, Attn: Accounting Dept., or such other place or to such agent and at such place, as Sublessor may designate by notice to Sublessee, in lawful money of the United States of America, without notice, demand, offset, reduction or abatement whatsoever (other than as expressly provided in Subsection (e) below).

         (d) If the Sublease Commencement Date is not the first (lst) day of a calendar month, the monthly installment of Basic Rent payable for the month in which the Sublease Commencement Date occurs shall be prorated.

         (e) In the event that Sublessor receives a reduction or abatement in "Fixed Minimum Rent" or Additional Rent under the Overlease which relates to the Sublet Premises during the Sublease Term, Sublessee shall be entitled to a corresponding reduction or abatement in Basic Rent or Additional Rent hereunder.

         4. Overlease. (a) Sublessee hereby acknowledges that it has reviewed a copy of the Overlease, a copy of which is attached hereto as Exhibit "B" (which by this reference is made a part hereof), and is fully familiar with the provisions thereof. During the Sublease Term, Sublessee shall perform, observe, comply with and be subject to, all of the terms, covenants, and conditions of the Overlease on the part of the "Tenant" therein named to be performed with respect to the Sublet Premises, and all of the terms, covenants and conditions of the Overlease, except to the extent that the same are inconsistent with, or modified by the terms of this Sublease, are hereby incorporated herein by reference with the same force and effect as if herein set forth in full, and neither Sublessor nor Sublessee shall do or permit anything to be done which would result in a default under or cause the Overlease to be terminated or forfeited (and wherever the terms "Tenant", "Landlord", "this Lease" and "Demised Premises" occur in the Overlease, the same shall be deemed to refer to Sublessee, Sublessor, this Sublease and the Sublet Premises, respectively, herein). Nothing set forth above, however, shall preclude Sublessor from exercising any of its express rights set forth in the Overlease. Notwithstanding the foregoing, and without limiting subsection (b) below, the following numbered Articles and Sections of the Overlease are expressly deleted for the purposes of incorporation by reference in this Sublease: 4; 5; 11; 14; 21.01; 22; 25.02; 27; 28; 32; 33; and all of the provisions of the First Amendment.

         (b) With respect to the Sublet Premises, Sublessee shall be entitled to receive from Overlandlord the same rights as Sublessor is entitled, as such tenant, under the Overlease; provided, however, in no event shall Sublessee ever be entitled to (i) modify or terminate the Overlease, or otherwise, or any part thereof, (ii) exercise any rights under the Overlease which would or could in any way increase Sublessor's obligations or liability, or decrease Sublessor's rights, under the Overlease, without first obtaining Sublessor's written consent (which may be given or withheld in Sublessor's sole discretion), (iii) exercise, or be entitled to any of, "Tenant's" rights (all of which rights are hereby reserved by Sublessor) (a) pursuant to the Overlease to terminate the Overlease, and/or to extend the term, and/or with respect to the expansion, as applicable (including, without limitation, pursuant to Article 32 and/or Article 33 of the Overlease), or (b) to increase the current electric requirements at the Sublet Premises, or exercise any other "Tenant" rights, pursuant to Article 21 of the Overlease, or otherwise (other than as expressly provided in Article 3(e) above), or (c) to install, maintain and operate a supplementary air conditioning system or to tap into any condenser water line (if any), or otherwise, or (d) with respect to any signage or listing rights pursuant to the Overlease (including without limitation, Section 18.04 of the Overlease) provided, however, to the extent permitted by the Overlandlord, Sublessee shall be entitled to ten (10) lines on the Building's directory and wall signage (whose style and content is approved in advance by Sublessor and Overlandlord) at the entrance to the Sublet Premises, or (e) pursuant to Section 26.02 of the Overlease with respect to parking (except that Sublessee shall be permitted to use twenty (20) parking spaces in the common parking lot in accordance with
Section 26.02 to the extent permitted by the Overlandlord  under the Overlease),
(iv) receive any abatement, free rent, or allowance (other than as expressly provided in Article 3(e) above), and/or (v) receive any reimbursements, credits or payments by Overlandlord under the Overlease which are not exclusively attributable to actual payments made by Sublessee during Sublessee's period of occupancy during the Sublease Term. To the extent Overlandlord fails or refuses to perform its obligations under the Overlease, or Overlandlord breaches or has breached any of its representations, warranties or covenants under the Overlease, Sublessor shall not be obligated to perform such obligations and shall not be liable or responsible for such breaches.

         (c) Notwithstanding anything contained in this Sublease to the contrary, if there exists a breach by Sublessor of any of its obligations under this Sublease, and concurrently a corresponding breach by Overlandlord under the Overlease of its obligations under the Overlease, then, and in any such event, Sublessee's sole remedy against Sublessor in the event of any breach of Sublessor's obligations under this Sublease shall be the right to pursue a claim in the name of Sublessor against Overlandlord (provided Sublessee has first obtained Sublessor's written consent (not to be unreasonably withheld) and has also provided Sublessor with written notice and 30-days to cure such Sublessor default under this Sublease), and Sublessor agrees that it will cooperate with Sublessee in the pursuit of such claim provided, however, that (i) such claim shall be prosecuted at Sublessee's sole cost and expense (and without cost or expense to Sublessor), (ii) Sublessee shall indemnify and hold harmless Sublessor from any and all costs, expenses, claims, and liabilities (including, without limitation, reasonable attorney's fees) which may arise out of or relate to such claim, (iii) Sublessee shall not have any claim against Sublessor by reason of the Overlandlord's failure or refusal to comply with any of the provisions of the Overlease, (iv) this Sublease shall remain in full force and effect during the Sublease Term (subject to the provisions hereof) as long as the Overlease is in full force and effect, notwithstanding the Overlandlord's failure or refusal to comply with any such provisions of the Overlease, and (v) Sublessee shall pay all Basic Rent and Additional Rent provided for herein without notice, demand, abatement, reduction or setoff whatsoever (other than as expressly provided in Article 3(e) above).

         (d) In all provisions of the Overlease requiring the approval or consent of the "Landlord", Sublessee shall be required to obtain the approval or consent of the Overlandlord and Sublessor (and, after proper receipt of written request for approval by Sublessee, Sublessor shall request the approval of the Overlandlord to the extent Sublessor's consent would otherwise be forthcoming); in all provisions of the Overlease requiring that notice be given to the "Landlord", Sublessee shall be required to give notice to the Overlandlord and to Sublessor; and in all provisions of the Overlease requiring "Tenant" to pay the costs and expenses of the "Landlord" (other than any costs related to obtaining the "Overlandlord Consent," as defined below), Sublessee shall be required to pay the costs and expenses of the Overlandlord and Sublessor. The time limits provided in the Overlease for the giving of notice, making demands, performance of any act, condition or covenants, or the exercise of any right, remedy or option, are changed for the purpose of this Sublease, by lengthening or shortening the same in each instance by five (5) days, as appropriate, so that notices may be given, demands made, or any act, condition or covenants performed, or any right, remedy or option exercised, by Sublessor or Sublessee, as the case may be (and each party covenants that it will do so) within the time limit relating thereto contained in the Overlease.

         (e) Sublessor shall not enter into any modification or amendment with respect to the Sublet Premises to the Overlease, or take any other affirmative action with respect to the Sublet Premises which results in the modification, surrender or cancellation of the Overlease, if such modification, surrender or cancellation decreases any of Sublessee's rights under this Sublease, or increases any of Sublessee's obligations or remedies under this Sublease, to a material degree, without the prior written consent of the Sublessee, which consent shall not be unreasonably withheld, conditioned or delayed. Without limiting the above, Sublessee expressly acknowledges, however, that its consent shall never be required in connection with an amendment to the Overlease which modifies the size of the Original Premises (and the terms related thereto). Any modification, amendment, agreement, surrender or cancellation made without such consent shall have no effect on the rights or obligations of the Sublessee under this Sublease.

         (f) Sublessor shall provide copies of all correspondence or statements delivered to or received from Overlandlord in connection with the Overlease which are applicable to the Sublet Premises, if any, hereafter occurring under the Overlease or this Sublease (except with respect to payment of Basic Rent).

         (g) Sublessor hereby represents to Sublessee that (i) the copy of the Overlease attached hereto as Exhibit "B" is true, correct and complete in all respects and has not been modified or amended in any way, (ii) the Overlease is in full force and effect, and (iii) Sublessor has received no written notice of default from the Overlandlord which default remains uncured on the date hereof.

         (h) Sublessor covenants throughout the term of this Sublease to (i) timely pay when due all rent payable by Sublessor under the Overlease, and (ii) perform its covenants and obligations under the Overlease which are not otherwise to be performed by Sublessee under this Sublease.

         5. Inspection. Sublessee acknowledges that it has made a full and complete inspection of the Sublet Premises and is thoroughly familiar with the condition thereof. Sublessee shall accept possession and take occupancy of the Sublet Premises on the Sublease Commencement Date, in its then "As Is" condition and the taking of occupancy or possession of the whole or any part of the Sublet Premises, by or on behalf of Sublessee shall be conclusive evidence, as against Sublessee, that at the time such possession or occupancy was so taken, Sublessee accepted possession thereof and that the Sublet Premises were in good and satisfactory condition.

         6. As Is. Sublessee hereby acknowledges and agrees that Sublessor is not responsible for any construction or alterations to the Sublet Premises or otherwise and, in this regard, Sublessee is taking the Sublet Premises in "AS IS" condition.

         Once the Commencement Date is established, each party shall promptly execute an instrument upon demand by the other party confirming such date.

         7. Electricity Amount/ Additional HVAC.

         (a) Commencing on the Sublease Commencement Date and continuing until the Sublease Expiration Date, Sublessee shall also pay to Sublessor, as Additional Rent, an amount ("Electricity Amount") equal to Twenty Five Thousand Seven Hundred Eighty Dollars And No/100 Dollars ($25,780.00) per annum (as such sum may from time to time be increased, as provided below), which payments shall be made to Sublessor, as Additional Rent, in equal monthly installments on the first day of every month, or as may otherwise be directed by Sublessor, without notice, demand, offset, reduction or abatement, as indicated below, which the parties have agreed is the reasonable value to Sublessee of normal electric service for lighting and normal use of ordinary electric fixtures, appliances and normal office equipment during "Regular Business Hours" (as defined in the Overlease) ("Operating Hours") (excluding all periods in which electric service is not provided pursuant to the Overlease and excluding all local, state and federal holidays).

         Sublessor shall not be liable in any way to Sublessee for any interruption, failure or defect in supply or character of electric current furnished to the Sublet Premises, or for any other reason. Sublessee shall use said electric current only for lighting and in accordance with the terms of the Overlease, all of which are hereby incorporated, and insofar as the facilities are not burdened thereby and applicable laws and insurance regulations permit and the same are permitted under the Overlease, for operation of ordinary electric fixtures, appliances and office equipment as is normally used in connection with the operation of a business office during such Operating Hours.

         Sublessee's use of electric current in the Sublet Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Sublet Premises or be in violation of the provisions set forth in the Overlease. Sublessee shall not make or perform, or permit the making or performing of, any alterations to wiring installations or other electrical facilities in or serving the Sublet Premises or any additions to the business machines, office equipment or other appliances in the Sublet Premises which utilize electrical energy.

         If any tax is imposed upon Sublessor or Overlandlord in connection with the furnishing of electric current to Sublessee by any federal, state or local government subdivision or authority, or as provided in the Overlease, Sublessee shall also pay such party an amount equal to such tax, where permitted by law, upon demand.

         If, subsequent to the Sublease Commencement Date, the public utility rate schedule or any portion of the charge for the supply of electric current to the Building is increased, or such rate schedule is superseded by another rate schedule, or if a survey is conducted or a consultant obtained pursuant to the terms of the Overlease which results, in any such event, and regardless of the reason (other than as a result of increased consumption or demand caused solely by Sublessor at the Original Premises), in an increase payable by "Tenant" pursuant to the terms of the Overlease, or otherwise, then, in any such event, the Electricity Amount shall be increased by the percentage of increase in the cost for purchasing electricity for the Building (or by the percentage increase attributable to the survey or consultant, as applicable), provided, however, that in no event shall the Electricity Amount ever be less than $2.50 per rentable square foot per annum. Whenever the amount of any such adjustment is so determined, the parties shall execute and exchange an agreement supplementary hereto to reflect such adjustment in the amount of the Electricity Amount payable hereunder, effective from the effective date of such increase in such rate schedule or charge, but such adjustment shall be effective from such date whether or not a supplementary agreement is executed.

         In addition, the Electricity Amount is based upon Sublessor's assumption that Sublessee will use electrical energy only during Operating Hours in connection with lighting and normal use of ordinary electric fixtures, appliances and office equipment at the Sublet Premises. Accordingly, if Sublessee makes material use of electricity during hours other than Operating Hours, or in connection with other than ordinary electric fixtures, appliances and normal office equipment at the Sublet Premises, the Electricity Amount shall from time to time be equitably adjusted to reflect the resulting increase in such use. Sublessor shall furnish a statement of Sublessor's determination as to the amount of the adjustment, and the same shall become binding upon the parties unless, within twenty-five (25) days, Sublessee notifies Sublessor that it disputes the amount of such adjustment, in which event the parties shall in good faith make reasonable attempts to come to agreement, and, if Sublessor and Sublessee cannot agree thereon, the amount of such adjustment shall be determined, based on standard practices, by an independent electrical consultant selected by Sublessor (acting reasonably). Sublessee shall permit such consultant to have access to the Sublet Premises and Sublessee's electrical facilities for the foregoing purpose at all reasonable times. The fee of such consultant shall be paid by Sublessee unless such consultant finds that Sublessee's use does not justify an increase in the Electricity Amount, in which case the fee shall be paid by Sublessor. When the amount of such adjustment is so determined, Sublessor and Sublessee shall execute a supplementary agreement to reflect such adjustment, which shall be effective from the date of the increase of such usage as determined by such electrical consultant and be made retroactively, if necessary. Any adjustment shall be effective even if such supplementary agreement is not executed and delivered. Pending the determination of the adjustment, Sublessee shall pay to Sublessor the amount of such adjustment as specified in Sublessor's statement.

         Finally, Sublessor, in its sole discretion, shall have the option, subject in all respects to any approval rights under the Overlease which Overlandlord has, of installing submeters at Sublessor's expense to measure Sublessee's consumption of electrical energy. If Sublessor exercises such option, the Electricity Amount payment shall be discontinued effective as of the commencement of the operation of such submeters and, commencing at such time, Sublessee shall pay to Sublessor, as Additional Rent, on demand made from time to time but no more frequently than monthly, for its use of electrical energy in the Sublet Premises, based upon both consumption and demand factors, at the seasonally adjusted rate then payable by Sublessor to the utility company, plus an amount equal to five (5%) percent thereof to reimburse Sublessor for its overhead, administration and supervision in connection therewith. For the purpose of this Section, the rate to be paid by Sublessee in the event of submetering shall include any taxes, energy charges, demand charges, fuel adjustment charges, rate adjustment, charges, or other charges actually imposed in connection therewith. If any tax is imposed upon Sublessor's receipts from the sale or resale of electrical energy to Sublessee by any federal, state, city or local authority, the share of such tax allocable to the electrical energy service received by Sublessee shall be passed on to, and paid by, Sublessee, as Additional Rent, if and to the extent permitted by law.

         (b) In addition, if Sublessee wishes for HVAC to be provided to the Sublet Premises (which shall be at temperatures and in such amounts as provided in the Overlease and, also, subject in all respects to the terms of the Overlease, as well as Section 12 of this Sublease below) during hours other than "Regular Business Hours" (as such term is defined in the Overlease), Sublessee shall comply with such advance notice and other requirements as may be set forth in the Overlease and/or which Sublessor (acting reasonably) and/or Overlandlord may from time to time impose. In addition to all other sums payable by Sublessee under this Sublease, Sublessee shall also pay to Sublessor, as Additional Rent, an amount ("Additional HVAC Amount") equal to the amount payable by "Tenant" under the Overlease (including, without limitation, Article 18 of the Overlease) (plus all applicable taxes and charges) to the utility company, Overlandlord, or any other party in connection with HVAC being provided to the Sublet Premises outside of Regular Business Hours. Such rate may be adjusted upward by Sublessor from time to time to account for increases in rates passed through to Sublessor pursuant to the Overlease. Sublessor shall furnish a statement of Sublessor's determination as to the amount of the payment or the adjustment. Sublessee's obligations with respect to these payments shall expressly survive the termination or expiration of this Sublease and, in no event, shall Sublessor's failure to timely insist or demand any such payment(s) in one or more instances ever act as a waiver of any such payment(s) obligation.

         Sublessee shall pay Sublessor the Additional HVAC Amount payments discussed above within five (5) days after such service was provided to Sublessee or as may otherwise be directed by Sublessor, without notice, demand, offset, reduction or abatement. Any failure or delay by Sublessor in billing any sum set forth in this Section shall not constitute a waiver of Sublessee's obligation to pay the same in accordance with the terms of this Sublease. If any tax is imposed upon Sublessor or Overlandlord in connection with the furnishing of HVAC to Sublessee by any federal, state or local government subdivision or authority, or as provided in the Overlease, Sublessee shall also pay such party an amount equal to such tax, where permitted by law, upon demand.

         Sublessee shall not make or perform, or permit the making or performing of, any alterations to wiring installations or other HVAC facilities in or serving the Sublet Premises. Sublessee further agrees that neither Sublessee, nor its agents, employees, contractors or invitees shall at any time tamper with, adjust or touch or otherwise in any manner affect such mechanical installations or thermostat(s), if any.

         8. Notices. Any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Sublease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Sublease) and shall be delivered by (i) reputable overnight courier, or (ii) by registered or certified mail, return receipt requested addressed to the other party at the addresses (or fax numbers) set forth below:

If to Sublessor:           Austin Nichols & Company, Inc.
                           777 Westchester Avenue
                           White Plains, New York  10640
                           Attention: Thomas R. Lalla, Jr., General Counsel
                           Facsimile: (914) 539-4670

If to Sublessee:           GP Strategies Corporation
                           9 West 57th Street, Suite 4170
                           New York, New York  10019
                           Attention: President

With a copy to:            Duane Morris LLP
                           380 Lexington Avenue
                           New York, New York  10184
                           Attention:  Robert Hasday, Esq.

         All notices, statements, demands or other communication shall be deemed to have been given, rendered or made upon the first (1st) business day after delivery to a reputable overnight courier service or upon the third (3rd) day after so mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it.

         9. Broker. Sublessor and Sublessee covenant, warrant and represent to the other that there were no brokers or finders instrumental in consummating this Sublease, except for Newmark & Company Real Estate, Inc. (the "Broker") and that no conversations or negotiations were had by Sublessor or Sublessee with any broker, other than the Broker, concerning the renting of the Sublet Premises to the Sublessee. Sublessor will pay the Broker its commission pursuant to the currently existing separate written agreement with Broker. Sublessee agrees to indemnify and hold Sublessor harmless from and against (a) any and all claims for brokerage commissions or fees by any person or company (other than the Broker) which is based in whole or part on any dealings or communications by Sublessee with such person or company, and (b) all expenses, including reasonable attorneys' fees and court costs, arising out of any such claims. Sublessor agrees to indemnify and hold Sublessee harmless from and against (x) any and all claims for brokerage commissions or fees by any person or company (including the Broker) which is based in whole or part on any dealings or communications by Sublessor with such person or company, and (y) all expenses, including reasonable attorneys' fees and court costs, arising out of any such claims. The provisions of this Paragraph 9 shall survive the expiration or termination of this Sublease.

         10. Sublessee Default. In the event that Sublessee shall be in default of any covenant of, or shall fail to honor or perform any obligation under, this Sublease after the lapse of any applicable notice and grace periods, Sublessor shall have available to it all of the remedies available under this Sublease, at law and/or in equity, as well as all rights and remedies available to Overlandlord under the Overlease in the event of a like default or failure on the part of the "Tenant." In addition, Sublessor shall be entitled to receive and/or to exercise any and all rights and remedies available to Overlandlord under Paragraph 13 of the Overlease (i.e., concerning Bankruptcy), in connection with a like or similar situation involving Sublessee.

         11. No Recourse. No property or assets of any partner (general, limited or otherwise), member, shareholder, officer, or director of Sublessor, disclosed or undisclosed, shall be subject to levy, execution, or other enforcement procedure for the satisfaction of Sublessee's remedies, and said parties shall have no personal liability, under or with respect to this Sublease, the relationship of Sublessor and Sublessee hereunder, or Sublessee's use or occupancy of the Sublet Premises. Notwithstanding anything contained in this Sublease or the Overlease to the contrary, Sublessee shall look solely to the estate and interest of Sublessor in the Overlease (subject, however, to the rights of the Overlandlord and the holder of any mortgage or the lessor under any ground lease, now or hereafter affecting the Sublet Premises) for the satisfaction of any right of Sublessee, for the collection of any judgment or other judicial process or arbitration award requiring the payment of money by Sublessor in the event of any default or breach by Sublessor under this Sublease (provided, however, Sublessee shall be entitled to pursue collection against Sublessor with respect to a final judgment which it may obtain against Sublessor in connection with a default by Sublessor of Sublessor's obligations under this Sublease, up to a maximum amount not to exceed, collectively, $100,000.00).

         12. Services. Notwithstanding anything contained in this Sublease or in the Overlease to the contrary, Sublessor shall have no obligation to maintain, repair or restore, or make any alterations or improvements to, the Sublet Premises under any circumstances. In addition, Sublessor shall not be required to provide any services or do any act or thing or make any payment with respect to the Sublet Premises, except as may be expressly provided in this Sublease. Also, in addition to those limitations provided elsewhere in this Sublease, Sublessor shall have no obligation whatsoever to provide utilities or services to the Sublet Premises and shall have no liability whatsoever if utilities or services are interrupted or not so provided.

         13. Assignment, Subletting and Transfer.

         (a) Sublessee, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Sublease, nor underlet, nor suffer, nor permit the Sublet Premises or any part thereof to be used or occupied by others, without the prior written consent of Sublessor in each instance (which consent may be given or withheld in Sublessor's sole discretion) and without also fully complying with the terms of and consents of Overlandlord required by the Overlease. In addition, any proposed sublease shall contain the condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the sublessee in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others, without the prior written consent of Sublessor and Overlandlord in each instance. If this Sublease be assigned, or if the Sublet Premises or any part thereof be underlet or occupied by anybody other than Sublessee, Sublessor may, after default by Sublessee after the lapse of any applicable notice and grace periods, and without limiting any of Sublessor's rights under this Sublease, at law and/or in equity, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Sublessee from the further performance by Sublessee of covenants on the part of Sublessee herein contained. The consent by Sublessor or Overlandlord to an assignment or underletting shall not in any way be construed to relieve Sublessee from obtaining the express consent in writing of Sublessor and Overlandlord (as required by the Overlease) to any further assignment or underletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Sublessors and Overlandlord's (as required by the Overlease) prior written consent in each instance, which consent may be given or withheld in such parties' sole discretion.

         Subject to any of Overlandlord's rights under the Overlease (whose rights shall remain superior to the following), Sublessee acknowledges and agrees that one hundred percent (100%) of any sums or any other economic consideration received by Sublessee, or payable to Sublessee, as a result of any assignment, subletting or transfer of this Sublease and/or the Sublessee's interest in or occupancy to the Sublet Premises, or any party thereof, whether denominated rent or otherwise (net of Sublessee's reasonable legal and brokerage costs and expenses in connection with such assignment, sublease or transfer), which exceed, in the aggregate, the total monthly sums which Sublessee is obligated to pay Sublessor under this Sublease (pro rated as to any Sublease to reflect obligations allocable to that portion of Sublet Premises subject to such Sublease) shall be payable monthly to Sublessor, as Additional Rent, under this Sublease without affecting or reducing any other obligation of Sublessee hereunder and without offset, abatement, reduction or demand. Sublessor's failure or delay in timely collecting or being paid any such sums shall never be deemed a waiver of Sublessor's ongoing right to receive the same.

         (b) Notwithstanding anything contained in this Article to the contrary, but provided this Sublease is in full force and effect, without material or monetary default by Sublessee after the lapse of time for notice and cure, and subject to all of the applicable provisions of this Sublease and the Overlease (which Overlease shall remain superior to this provision), Sublessee may, without Sublessor's prior written consent, assign its entire interest in this Sublease to an Affiliate, provided that (i) at least thirty (30) days prior to the effective date of such assignment, Sublessee furnishes Sublessor with the name of such proposed assignee, together with the certification of Sublessee, and such other proof as Sublessor may reasonably request, that such proposed assignee is an Affiliate, (ii) the proposed assignee has a financial worth of at least Five Million And No/100 Dollars ($5,000,000.00), (iii) the purposes for which such proposed assignee intends to use the Sublet Premises are uses expressly permitted by this Sublease, (iv) Sublessee shall and will automatically be and remain fully liable for the payment of all of the Basic Rent and Additional Rent due and to become due under this Sublease both before and after the date of the assignment, as well as for the performance of all obligations under this Sublease both before and after the date of the assignment, and Sublessee shall not be released from any of its obligations or liabilities under this Sublease, and Sublessee (along with such assignee) shall be fully responsible and liable for all acts or omissions of such proposed assignee, or anyone claiming under or through Sublessee, or such proposed assignee, (v) such transfer is not principally for the purpose of transferring the leasehold estate created hereby, and (vi) such proposed assignee, as of the effective date of such assignment, is an Affiliate of the named Sublessee. For purposes of this subparagraph, the term "Affiliate" shall mean any entity controlling, controlled by or under common control with the named Sublessee hereunder which, for purposes hereof, shall mean (x) ownership by the named Sublessee of more than 51% of the outstanding voting capital stock of a corporation or more than 51% of the beneficial interests of any other entity and
(y) the ability to effectively control or direct the business decisions of such corporation or entity.

         (c) Notwithstanding anything contained in this Article to the contrary, but provided this Sublease is in full force and effect, without material or monetary default by Sublessee after the lapse of time for notice and cure, and subject to all of the applicable provisions of this Sublease and the Overlease (which shall remain superior to this provision), Sublessee may, without Sublessor's prior written consent (but must still obtain Overlandlord's written consent in advance), enter into an occupancy agreement for up to forty percent (40%) of the Sublet Premises to the "Spin-Off" (as defined below), provided that
(i) at least  fifteen (15) days prior to the  effective  date of such  occupancy agreement, Sublessee notifies Sublessor in writing, together with the certification of Sublessee, and such other proof as Sublessor may reasonably request, that such proposed occupant is the actual Spin-Off and meets the requirements below, (ii) the purposes for which such Spin-Off intends to use the Sublet Premises are uses expressly permitted by this Sublease, (iii) Sublessee shall and will automatically be and remain fully liable for the payment of all of the Basic Rent and Additional Rent due and to become due under this Sublease both before and after the date of the occupancy agreement, as well as for the performance of all obligations under this Sublease both before and after the date of the occupancy agreement, and Sublessee shall not be released from any of its obligations or liabilities under this Sublease, and Sublessee (along with the Spin-Off) shall be fully responsible and liable for all acts or omissions of such Spin-Off, or anyone claiming under or through Sublessee, or such Spin-Off,
(iv) such transfer is not principally for the purpose of transferring the leasehold estate created hereby, (v) neither Sublessor or Overlandlord shall ever have any liability to, nor obligations to, the Spin-Off, (vi) the Spin-Off does not ever engage in, or take, any action which would cause either Sublessee to be in default under this Sublease, or Sublessor to be in default under the Overlease, (vii) such Spin-Off shall never have the right to transfer to any other party any rights in, or to, that portion of the Sublet Premises which it occupies, and (viii) such proposed occupancy agreement is with the named Spin-Off. For purposes of this subparagraph, the term "Spin-Off" shall mean National Patent Development Corporation, a Delaware corporation, which company must at all times be a publicly traded company.

         (d) Notwithstanding anything contained in this Article to the contrary, but provided this Sublease is in full force and effect, without material or monetary default by Sublessee after the lapse of time for notice and cure, and subject to all of the applicable provisions of this Sublease and the Overlease (which shall remain superior to this provision), Sublessee may, without Sublessor's prior written consent (but must still obtain Overlandlord's written consent in advance), enter into an occupancy agreement for up to ten percent (10%) of the Sublet Premises to "Five Star" (as defined below), provided that
(i) at least  fifteen (15) days prior to the  effective  date of such  occupancy agreement, Sublessee notifies Sublessor in writing, together with the certification of Sublessee, and such other proof as Sublessor may reasonably request, that such proposed occupant is Five Star and meets the requirements below, (ii) the purposes for which Five Star intends to use the Sublet Premises are uses expressly permitted by this Sublease, (iii) Sublessee shall and will automatically be and remain fully liable for the payment of all of the Basic Rent and Additional Rent due and to become due under this Sublease both before and after the date of the occupancy agreement, as well as for the performance of all obligations under this Sublease both before and after the date of the occupancy agreement, and Sublessee shall not be released from any of its obligations or liabilities under this Sublease, and Sublessee (along with Five
Star) shall be fully responsible and liable for all acts or omissions of Five Star, or anyone claiming under or through Sublessee, or Five Star, (iv) such transfer is not principally for the purpose of transferring the leasehold estate created hereby, (v) neither Sublessor or Overlandlord shall ever have any liability to, nor obligations to, Five Star, (vi) Five Star does not ever engage in, or take, any action which would cause either Sublessee to be in default under this Sublease, or Sublessor to be in default under the Overlease, (vii) Five Star shall never have the right to transfer to any other party any rights in, or to, that portion of the Sublet Premises which it occupies, and (viii) such proposed occupancy agreement is with Five Star. For purposes of this subparagraph, the term "Five Star" shall mean Five Star Properties, Inc., a Delaware corporation, which company must at all times be a publicly traded company in which Sublessee owns not less than ten percent (10%) of all of the outstanding stock.

         (e) For the purpose of this paragraph, a sale, assignment, transfer, exchange, new issuance or other disposition of (i) any of the capital stock of Sublessee if Sublessee is a corporation, or of any corporation which directly or indirectly controls Sublessee or of any corporate partner in Sublessee, if Sublessee is a partnership; or (ii) any general partnership interest in Sublessee if Sublessee is a partnership; or (iii) any undivided interest in this Sublease if Sublessee is a co-tenancy, shall be deemed to be an assignment of this Sublease. However, if a sale, assignment, transfer, exchange or new issuance of any capital stock of Sublessee is made over a recognized stock exchange in connection with the fact that Tenant is then a publicly traded company (as defined by Federal Securities Laws), such transfer shall not require Sublessor's consent.

         (f) Without otherwise limiting those additional restrictions set forth elsewhere in this Sublease and, as required by Section 11.01(c) of the Overlease, Sublessee expressly acknowledges the following provision is set forth thereon:

                  "This sublease/assignment shall, at the option of Landlord or any successor Landlord or lessor under any Superior Lease as hereinafter defined, remain in full force and effect and the subtenant/assignee hereunder shall attorn to and recognize Landlord or successor Landlord as owner and landlord hereunder and shall promptly upon such party's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. The subtenant/assignee hereunder hereby waives all rights under any present or future laws or otherwise to elect, by reason of the termination of this Lease, any Underlying Lease or any Superior Lease, to terminate this sublease/assignment or surrender possession of the premises demised hereby."

         14. Consent To Sublease by Overlandlord. This Sublease, and Sublessor's obligations hereunder, are subject to, and conditioned upon, Sublessor obtaining Overlandlord's written consent (the "Overlandlord Consent") to this Sublease on or before December 20, 2002 (and, in this regard, Sublessee shall fully cooperate with Sublessor, at Sublessor's expense, in obtaining such consent, which cooperation shall include, without limitation, providing reasonable financial information and records which may be requested and/or modifications to this Sublease which do not materially increase Sublessee's obligations or materially decrease its rights hereunder). If, on or before December 20, 2002, Sublessor fails or is unable to obtain such written consent for any reason whatsoever, either party shall have the right to automatically declare this Sublease null and void and of no further force or effect (provided, however, Sublessee shall have this right only if Sublessee has fully cooperated in obtaining such consent, as discussed above).

         15. Delivery. Notwithstanding anything contained in this Sublease to the contrary, Sublessor does not warrant or represent that the Sublease Commencement Date will occur (and possession given) by a date certain and, in this regard, Sublessor shall not be subject to any liability for failure to give possession on a particular date and the validity of this Sublease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the Sublease Term.

         16. Taxes and Charges. Sublessee shall pay, on or before the date same is due, any occupancy, sales, use or similar tax, charge or fee that is at any time due or payable with respect to the occupancy or use of the Sublet Premises or the payment of Basic Rent or Additional Rent, and which is attributable to this Sublease and/or the Sublease Term.

         17. Use; Compliance. Sublessee shall use and occupy the Sublet Premises for office purposes and related incidental uses, and for no other use or purpose, provided that such uses shall only be maintained as long as the same are permitted under the Overlease and all applicable laws and ordinances.
Sublessee also agrees to comply with all reasonable rules nd regulations Sublessor may adopt for the operation of the Sublet Premises. Sublessor has made no representation or warranty that Sublessee may in fact lawfully use and/or occupy the Sublet Premises for any of such uses, nor as to the portion or portions of the Sublet Premises which may lawfully be used for any particular use. Sublessee covenants that, during the Sublease Term, no part of the Sublet Premises shall be used in any manner whatsoever for any purposes in violation of this Sublease or the Overlease or in violation of laws, ordinances, regulations, or orders of the United States, or of the State, County, and/or City or other applicable governmental subdivisions where the Sublet Premises are located. Sublessee shall comply with all such laws, ordinances, regulations and orders now in effect or hereafter enacted or passed during the Sublet Term with respect to the Sublet Premises (including, without limitation, The Americans With Disabilities Act); provided that (a) Sublessee shall not be required to perform any alterations in the Sublet Premises in order to comply with such laws, ordinances, regulations or orders unless the requirement to perform such alterations arises as a result of Tenant's use of the Sublet Premises, (b) Sublessee's obligation to comply with such laws, ordinances, regulations or orders with respect to the Sublet Premises shall not be greater than Sublessor's obligation to comply with such laws, ordinances, regulations or orders with respect to the balance of the Original Premises pursuant to the Overlease, and
(c) Sublessee shall not be responsible to cure any violations of any such laws, ordinances, regulations or orders which exist as of the Sublease Commencement Date.

         18. Repair. Sublessee shall, at all times during the Sublease Term of this Sublease, at Sublessee's own cost and expense, keep the Sublet Premises and all improvements and facilities located therein, in good operating condition and repair, and in such condition as may be required by the Overlease, by law, or by the terms of the insurance policies furnished pursuant to this Sublease; provided that the foregoing shall not obligate Sublessee to perform any repairs which are not the obligation of Sublessor pursuant to the Overlease.

         19. Alterations. Sublessee shall not construct, remove, demolish or alter the Sublet Premises or any improvement located now or hereafter on or in the Sublet Premises without the prior written consent of Sublessor and Overlandlord, which such parties may grant or withhold in its sole discretion; provided, however, to the extent approved in writing by Overlandlord in advance, Sublessee, at Sublessee's sole cost and expense, shall be entitled to erect one partition (the "Partition") in the Sublet Premises provided (i) the same is erected in accordance with plans and specifications (and using a contractor) acceptable in all respects to Sublessor and Overlandlord, and (ii) Sublessee, at Sublessor's option, removes the Partition prior to the expiration or early termination of this Sublease and repairs any damage, all at Sublessee's sole cost and expense.

         20. Mechanics' Liens. If, in connection with any work being performed by Sublessee or any subtenant of Sublessee or in connection with any materials being furnished to Sublessee or any subtenant, any mechanic's lien or other lien or charge shall be filed or made against the Sublet Premises or any improvement therein or any part thereof, or if any such lien or charge shall be filed or made against Overlandlord or Sublessor, then Sublessee, at its own cost and expense, within fifteen (15) days after such lien or charge shall have been filed or made, shall cause the same to be cancelled and discharged of record by payment or filing of a bond or otherwise, and shall also defend any action, suit or proceeding which may be brought for the enforcement of such lien or charge, and shall pay any damages, costs and expenses, including reasonable attorneys' fees, suffered or incurred by Sublessor, and shall satisfy and discharge any judgment entered within fifteen (15) days from the entering of such judgment by payment or filing of a bond, or otherwise. If Sublessee fails to timely discharge any lien, charge or judgment required to be paid or discharged by Sublessee, Sublessor may pay such items or discharge such liability by payment or bond or both, and Sublessee will repay to Sublessor, upon demand and as Additional Rent, any and all reasonable amounts paid by Sublessor, or by reason of any liability on any such bond, and also any and all incidental expenses, including reasonable attorneys' fees, incurred by Sublessor.

         21. Indemnity. Sublessee will indemnify and save harmless Sublessor and Overlandlord from and against any and all liabilities, losses, damages, expenses, causes of action, suits, interests, fines, penalties, claims and judgments arising from injury, or claim of injury, to person or property of any and every nature, and from any matter or thing, growing out of the occupation, possession, use, construction, alteration, repair, maintenance or control of the Sublet Premises (unless directly resulting from the negligence, misconduct or default of Sublessor), and/or arising out of Sublessee's failure to perform each and every term, covenant, condition and agreement herein provided to be performed by Sublessee. Sublessee, at its own cost and expense, will defend by counsel selected or approved by Sublessor, any and all suits that may be brought, and claims which may be made, against Sublessor, or in which Sublessor may be impleaded with others, whether Sublessor shall be liable or not, upon any such above-mentioned liabilities, losses, damages, expenses, causes of action, suits, interest, fines, penalties, claims and judgments, and shall satisfy, pay and discharge any and all judgments that may be recovered against Sublessor in any such action or actions in which Sublessor may be a party defendant, or that may be filed against the Sublet Premises, the improvements thereon, or any interest therein, and in the event of the failure of Sublessee to pay the sum or sums for which Sublessee shall become liable, then Sublessor may pay such sum or sums, with all interest at the highest rate allowed by law and charges which may have accrued thereon, and the amount paid by Sublessor shall be payable by Sublessee to Sublessor upon demand, as Additional Rent.

         In addition, all indemnities and insurance coverage running in favor of the Overlandlord in the Overlease shall run from Sublessee in favor of such party plus, also, in favor of Sublessor.

         22. Sublessor's Expenses. Sublessee shall reimburse Sublessor upon demand for all reasonable expenses, including, without limitation, reasonable attorneys' fees through the trial and appellate levels, incurred by Sublessor in connection with the collection of any Basic Rent, Additional Rent or other sums due pursuant to this Sublease or the enforcement of any other agreement or obligation of Sublessee pursuant to this Sublease.

         23. Hazardous Substances and Environmental Laws. Sublessee shall not cause or permit the Sublet Premises to be used for the generation, handling, storage, transportation, disposal or release of any "Hazardous Substances" (as defined below), except for small quantities which may be used as cleaning supplies in connection with normal office purposes and which are exempted or permitted under applicable federal, state or local laws, ordinances, rules or regulations pertaining to Hazardous Substances or industrial hygiene or environmental conditions ("Environmental Laws"), and Sublessee shall not cause or permit the Sublet Premises, or any activities conducted thereon, to be in violation of any applicable Environmental Laws. Sublessee agrees to indemnify Sublessor and hold Sublessor and its directors, officers, employees, successors and assigns harmless from and against any and all claims, losses, damages (including all foreseeable and unforeseeable consequential damages), liabilities, fines, penalties, charges, interest, administrative or judicial proceedings and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable costs and expenses incurred in connection therewith (including without limitation reasonable attorneys' fees and expenses), directly or indirectly resulting in whole or in part from the violation of any Environmental Laws applicable to the Sublet Premises or any activity conducted thereon, or from any use, generation, handling, storage, transportation, disposal or release of Hazardous Substances at or in connection with the Sublet Premises, or any contamination, detoxification, closure, cleanup or other remedial measure required under any Environmental Laws. All sums paid and costs incurred by Sublessor with respect to the foregoing matters shall be payable by Sublessee as Additional Rent hereunder. This indemnity shall survive the full payment and performance of all Basic Rent and the expiration or earlier termination of this Agreement. "Hazardous Substances" shall mean, at any time,
(i) asbestos and any asbestos containing Material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Laws or any applicable laws or regulations as a "hazardous substance," "hazardous Material", "hazardous waste", "infectious waste", "toxic substance", "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or "EP toxicity", (ii) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources and (iii) petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, and medical waste. Notwithstanding the foregoing, Sublessee shall not be responsible in any way for (and shall not be required to indemnify Sublessor with respect to) any Hazardous Substances which are present in the Sublet Premises as of the Sublease Commencement Date to the extent such Hazardous Substances are not disturbed, in whole or in part, by Sublessee or by any of Sublessee's assignees, sublessees, employees, invitees, licensees, guests, contractors, subcontractors and/or any other party under any such parties' reasonable control or direction.

         24. Insurance. At all times during the Sublease Term, Sublessee shall, at Sublessee's own cost and expense, provide and keep in force for the benefit of Sublessor and Overlandlord (i) general liability policies protecting Sublessor against any and all liability occasioned by negligence, occurrence, accident or disaster in or about the Sublet Premises, which policy must be for limits of not less than Three Million Dollars per incident or occurrence, (ii) any and all improvements within the Sublet Premises, insured against loss or damage by fire, lightning, windstorm, hail, explosion, riot, damage from aircraft, smoke damage, war damage (when available) and such other insurable risks, casualties and hazards as Sublessor may from time to time reasonably specify in an amount at least equal to their full insurable value without deduction for depreciation and (iii) all insurance required under the Overlease (including, without limitation, Article 9 of the Overlease, which shall also name Sublessor as an additional insured). Copies of such policies of insurance, together with receipts showing payment of the premiums thereon, shall be delivered to, and left in the possession of, Sublessor and shall be in form reasonably satisfactory to Sublessor. In addition, all insurance to be furnished by Sublessee under this Sublease shall be written by a company or companies reasonably approved by Sublessor, shall name as insured Overlandlord and Sublessor and any fee mortgagee(s), as their interests may appear, shall include a mortgagee clause in standard form if there be a mortgage or mortgagees, shall provide that the proceeds, if any, shall be payable in accordance with the terms of the Overlease and must contain a clause that the insurer will not cancel or change the insurance coverage without first giving Sublessor thirty (30) days advance written notice.

         25. Intentionally Deleted.

         26. Condition of Sublet Premises/Building. Sublessee represents that Sublessor has made no representations or warranties of any kind (except as expressly set forth herein) and Sublessee further represents that the Sublet Premises, the improvements thereon, sub-surface conditions, title encumbrances and all other matters, and the present tenancies, uses and non-uses thereof, have been examined by Sublessee and that Sublessee accepts the same, without recourse to Sublessor, in the condition or state in which they are now in.

         In addition, Sublessor and its agents shall not be liable for any injury (including death) or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing or electrical works, or from the roof, street or subsurface or from any other place, or by dampness, or in connection with the condition of the Building or surrounding areas or by any other cause of whatsoever nature, and Sublessee hereby expressly waives any consequential, punitive or incidental damages. Sublessee also hereby expressly waives any compensation or claims for inconvenience or loss of business, rents or profits as a result of such injury or damage, or for any other reason, in connection with this Sublease.

         27. Sublessor's Right of Entry. Sublessor and Sublessor's authorized agents, employees and designees (as well as Overlandlord) shall have the right from time to time, at Sublessor's sole option, to enter and pass through the Sublet Premises and all improvements now or hereafter located thereon at any reasonable time to examine the same, to show them to prospective purchasers, fee mortgagees and others, or to do any acts allowed or required by Sublessor under this Sublease.

         28. Surrender. Sublessee shall, on the Sublease Expiration Date, surrender and deliver the Sublet Premises, with the improvements then located thereon and the appurtenances thereto, into the possession and use of Sublessor, without fraud or delay and in good order, condition and repair (ordinary wear and tear and damage by casualty not caused by Sublessee excepted), free and clear of all letting and occupancies, and free and clear of all liens and encumbrances other than those existing on the date of this Sublease or resulting from the actions of Sublessor or Overlandlord without any payment or allowance by Sublessor on account of or for any improvements erected or maintained on the Sublet Premises at the time of the surrender, or for the contents thereof or appurtenances thereto and, also, as may otherwise be required by the Overlease. In the event Sublessee does not timely and fully comply with the terms of this paragraph, and in addition to all other rights and remedies to which Sublessor is entitled as provided in this Sublease, at law and/or in equity, Sublessee will indemnify and hold Sublessor harmless from and against any and all liabilities, losses, damages, expenses, causes of action, claims, fines and judgments made by Overlandlord and/or arising (in whole or in part) under the Overlease (including, without limitation, all sums due or claimed to be due under the Overlease). Also, Sublessee shall remove, at Sublessee's cost, by such date all such fixtures and improvements installed by Sublessee at the Sublet Premises if so required by the Overlease or by Sublessor.

         29. Estoppel Certificates. Sublessee agrees to provide Sublessor and/or Overlandlord, promptly upon request, an estoppel certificate evidencing such matters, as the Sublessor (acting reasonably) and/or Overlandlord requests.

         30. Rights Cumulative. All the rights and remedies of Sublessor under this Sublease or pursuant to present or future law shall be deemed to be separate, distinct and cumulative and no one or more of them, whether exercised or not, shall be deemed to be in exclusion of, or a waiver of, any of the others, or of any of the rights or remedies which Sublessor may have, and Sublessor shall have, to the fullest extent permitted by law, the right to enforce any rights or remedies separately and to take any lawful action or proceedings to exercise or enforce any right or remedy without thereby waiving or being barred or estopped from exercising and enforcing any other rights and remedies by appropriate action or proceedings.

         31. Payments of Money; Interest. All amounts which Sublessee shall be obligated to pay pursuant to this Sublease shall be deemed Basic Rent or Additional Rent, and in the event of the nonpayment by Sublessee of any sum of money which Sublessee shall be obligated to pay to Sublessor under any provision of this Sublease, Sublessor shall have the same rights and remedies by reason of such nonpayment as if Sublessee had failed to pay an installment of Basic Rent. In each instance when Sublessee shall be obligated to make any payment of any sum of money, interest shall accrue thereon and be payable at the highest rate permitted by law, computed from the date which is five (5) days after such payment first became due; provided that Sublessor hereby agrees to waive the payment of interest attributable to one late payment in each calendar year.

         32. Sublessor's Self-Help. In addition to Sublessor's rights of self-help set forth elsewhere in this Sublease , if Sublessee at any time fails to perform any of its obligations under this Sublease after the lapse of any applicable notice and grace periods, Sublessor shall have the right but not the obligation, upon giving Sublessee at least three (3) days prior notice of its election to do so (in the event of any emergency no prior notice shall be required) to perform such obligations on behalf of and for the account of Sublessee and to take all such action to perform such obligations. In such event, Sublessor's costs and expenses incurred therein shall be paid for by Sublessee forthwith, with interest (at the highest rate allowed by law). The performance by Sublessor of any obligation shall not constitute a release or waiver of Sublessee therefrom. Sublessee hereby waives any claim and releases Sublessor and Sublessor's agents, contractors and employees from all liability for damage occasioned by any action taken pursuant to this Paragraph.

         33. Non-Waiver. No waiver by Sublessor of any breach by Sublessee of any term, covenant, condition or agreement herein, and no failure by Sublessor to exercise any right or remedy in respect of any breach hereunder, shall constitute a waiver or relinquishment for the future of any such term, covenant, condition or agreement or of any subsequent breach of any such term, covenants, condition or agreement, nor bar any right or remedy of Sublessor in respect of any such subsequent breach, nor shall the receipt of any rent, or any portion thereof, by Sublessor, operate as a waiver of the rights of Sublessor to enforce the payment of any other rent then or thereafter in default, or to terminate this Sublease, or to recover the Sublet Premises or to invoke any other appropriate remedy which Sublessor may select as set forth in this Sublease or provided by law.

         34. Survival. All rights and obligations of Sublessee which are or may be intended by their nature to be performed and/or complied with after the expiration or earlier termination of this Sublease shall survive such expiration or termination.

         35. No Partnership. Sublessor shall not be deemed, in any way or for any purpose, to have become, by the execution of this Sublease or any action taken under this Sublease, a partner of Sublessee, in Sublessee's business or otherwise, or a member of any joint enterprise with Sublessee.

         36. Bind and Inure. The terms, covenants, conditions and agreements of this Sublease shall bind and inure to the benefit of the parties to this Sublease and their respective permitted successors and assigns. Any waiver of rights by either party shall be deemed to be a waiver of such rights not only by such party but shall be deemed to be a waiver of such rights for and on behalf of each and every successor and assignee of such party. If any of the provisions of this Sublease, or its application to any situation, shall be invalid or unenforceable to any extent, the remainder of this Sublease, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

         37. Waiver. Sublessee expressly waives any right to rescind this Sublease under Section 223-a of the New York Real Property Law or any other present or future law of similar import then in effect and further expressly waives any right to recover any damages which may result from Sublandlord's inability to deliver possession of the Sublet Premises on the Sublease Commencement Date; provided that if Sublessor has not delivered possession of the Sublet Premises on or before December 20, 2002, Sublessee shall have the right to terminate this Sublease at any time thereafter (but prior to the delivery of possession by Sublessor) (provided Sublessee has otherwise fully cooperated with Sublessor in obtaining the Overlandlord Consent, as required above). Sublessee agrees that the provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of said
Section 223-a.

         38. Recording. Sublessee shall not record this Sublease or any memorandum hereof.

         39. Entire Agreement. This Sublease sets forth the entire agreement between the parties, superceding all prior agreements and understandings, written and oral, and may not be altered or modified except by a writing signed by both parties.

         40. Law. This Agreement has been executed in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York.

         41. Execution. Submission by Sublessor of this Sublease for execution by Sublessee shall confer no rights nor impose any obligation on Sublessor unless and until (and subject to all other rights and conditions contained elsewhere) both Sublessor and Sublessee shall have executed this Sublease and duplicate originals thereof shall have been delivered by Sublessor and Sublessee to each other.

                  42.      Intentionally Deleted.
                           ---------------------

                  43. Sublessee's Early Termination Options. As long as the named Sublessee (i.e., GP Strategies Corporation or one of its Affiliate's or one of its permitted occupants) is then in possession of all the Sublet Premises under this Sublease and provided there is no default which remains uncured beyond the applicable notice and cure period at the time Sublessor receives the "First Termination Notice" (as defined below) or at anytime thereafter through the "First Termination Date" (as defined below) (except to the extent Sublessor, in, Sublessor's sole discretion, waives such condition), Sublessee shall have the option (the "First Termination Option"), at Sublessee's discretion, to terminate this Sublease at the end of the twelfth (12th) month following the Sublease Commencement Date of this Sublease (the "First Termination Date"), provided, Sublessor receives written notice (the "First Termination Notice") from Sublessee no later than the end of the tenth (10th) month following the Sublease Commencement Date of this Sublease, time being of the essence, stating that Sublessee is exercising the First Termination Option. In the event Sublessee timely and properly exercises the First Termination Option then, in such event, and in addition to those other Sublessee obligations provided for in this Sublease, (i) Sublessee shall vacate and deliver the Sublet Premises to Sublessor free of all occupants and in the condition required by this Sublease no later than 5:00 P.M. on the First Termination Date, time being of the essence, failing which and in addition to any and all rights and remedies to which Sublessor is entitled under the Sublease, at law and/or in equity, Sublessee shall also be liable to Sublessor for damages (including, without limitation, all consequential damages, as well as all damages and/or costs and/or fines and/or payments Sublessor may incur to a third party as a result of such failure), and (ii) Sublessee shall continue to be responsible for any and all indemnity obligations with respect to the Sublet Premises as provided for under the Sublease, as well as with respect to the acts or omissions of Sublessee and/or Sublessee's employees, guests, invitees, licensees, agents and/or any other party or parties under any such party's or parties' reasonable control prior to the last to occur of the date upon which the First Termination Date occurs or Sublessee properly complies with the requirements set forth in subparagraph (i) directly above. The terms of this Section shall survive the expiration or termination of this Sublease.

                  As long as the named Sublessee (i.e., GP Strategies Corporation or one of its Affiliates or one of its permitted occupants) is then in possession of all the Sublet Premises under this Sublease and provided there is no default which remains uncured beyond the applicable notice and cure period at the time Sublessor receives the "Second Termination Notice" (as defined below) or at anytime thereafter through the "Second Termination Date" (as defined below) (except to the extent Sublessor, in, Sublessor's sole discretion, waives such condition), Sublessee shall have the option (the "Second Termination Option"), at Sublessee's discretion, to terminate this Sublease at the end of the thirty-sixth (36th) month following the Sublease Commencement Date of this Sublease (the "Second Termination Date"), provided, Sublessor receives written notice (the "Second Termination Notice") from Sublessee no later than the end of the thirty-fourth (34th) month following the Sublease Commencement Date of this Sublease, time being of the essence, stating that Sublessee is exercising the Second Termination Option. In the event Sublessee timely and properly exercises the Second Termination Option then, in such event, and in addition to those other Sublessee obligations provided for in this Sublease, (i) Sublessee shall vacate and deliver the Sublet Premises to Sublessor free of all occupants and in the condition required by this Sublease no later than 5:00 P.M. on the Second Termination Date, time being of the essence, failing which and in addition to any and all rights and remedies to which Sublessor is entitled under the Sublease, at law and/or in equity, Sublessee shall also be liable to Sublessor for damages (including, without limitation, all consequential damages, as well as all damages and/or costs and/or fines and/or payments Sublessor may incur to a third party as a result of such failure), and (ii) Sublessee shall continue to be responsible for any and all indemnity obligations with respect to the Sublet Premises as provided for under the Sublease, as well as with respect to the acts or omissions of Sublessee and/or Sublessee's employees, guests, invitees, licensees, agents and/or any other party or parties under any such party's or parties' reasonable control prior to the last to occur of the date upon which the Second Termination Date occurs or Sublessee properly complies with the requirements set forth in subparagraph (i) directly above. The terms of this Section shall survive the expiration or termination of this Sublease.


         IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date and year first above written.

                                                     SUBLESSOR:

                         AUSTIN NICHOLS & COMPANY, INC.
                         a New York corporation

                         By:_______________________________
                            Name:_____________________________
                            Title:______________________________


                         SUBLESSEE:

                         GP STRATEGIES CORPORATION,
                         a Delaware corporation


                         By:__________________________________________________
                            Name:_____________________________________________
                            Title:____________________________________________

\\NY-srv01\LEVINM\854503v04\$BC704!.DOC\27594.010300

                                       A-1
                                   EXHIBIT "A"

                                 SUBLET PREMISES

                                       B-1
                                   EXHIBIT "B"

                                    OVERLEASE